UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

Redwood Enhanced Income Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56413	88-0824777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 26th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 970-1400

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 11, 2026, Redwood Enhanced Income Corp. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to vote on a proposal authorizing the Company’s Board of Directors (the “Board”) to: (1) withdraw the Company’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “BDC Withdrawal”); (2) vote on a proposal authorizing the conversion of the Company from a Maryland corporation to a Delaware limited partnership (the “Conversion”) pursuant to a plan of conversion; and (3) transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof. There were present at the Special Meeting, in person or by proxy, stockholders holding an aggregate of 17,188,991.27 shares of the Company’s common stock, out of a total of 17,194,188.52 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting.  The Company’s stockholders approved the BDC Withdrawal and the Conversion.

The following votes were taken in connection with the BDC Withdrawal proposal:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,188,991.27	0	0	0

 The following votes were taken in connection with the Conversion proposal:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,188,991.27	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD ENHANCED INCOME CORP.

Date: February 18, 2026	By:	/s/ Sean Sauler
Name: Sean Sauler
Title: Co-President